Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), effective the 1st day of November, 2004, by and between ESSEX PROPERTIES, LLC, a West Virginia limited liability company, (“Landlord”) and THE MONONGAHELA VALLEY BANK, INC., a West Virginia banking corporation, (“Tenant”);

WHEREAS, Tenant intends to lease that certain parcel of real property containing approximately 0.63 acres, more or less, situate at 1000 Johnson Avenue, Bridgeport, in Harrison County, West Virginia, as the same as more fully shown and described in Exhibit A attached hereto and made a part hereof (the “Real Estate”) upon which Tenant intends to construct certain improvements thereon, being an approximately 7000 square foot full service bank branch building (the “Building”) (the Real Estate and the Building are collectively the “Premises”);

WHEREAS, the Landlord does not make any representations or warranties regarding the condition of the Premises, the zoning of the Real Estate, or the Tenant’s ability to use the Premises for its intended purposes, it being agreed and understood that Tenant has conducted all necessary due diligence prior to executing this Lease, and will be actively involved in supervising the construction of the Building;

WHEREAS, the Landlord has agreed to Lease the Real Estate to the Tenant under the terms and conditions as hereinafter set forth.

WITNESSETH: That for and in consideration of the rents, covenants and conditions herein contained, Landlord and Tenant do hereby agree as follows:

1. Premises.

1.1. Premises Leased. Landlord does hereby let, lease and demise unto Tenant and Tenant hereby takes and hires from Landlord, in an “As Is” condition, all that certain real estate and improvements thereon designated as 1000 Johnson Avenue, Bridgeport, West Virginia, containing 0.63 acres, more or less (the “Real Estate”). The Landlord makes no representations or warranties regarding the Building, or any of its components. In addition, the Landlord makes no representations or warranties regarding the ability of the Tenant to use the Premises or Building as intended to be used by the Tenant, it being agreed and understood that the Tenant has conducted all necessary due diligence with regards to the Real Estate and Building and Tenant’s intended use and occupancy of the Real Estate and Building, and will supervise the construction of the Building.

1.2. Building. The Building constructed on the Premises, including improvements, additions, and alterations thereto, shall be the sole and exclusive property of the Tenant, free and clear of all claims of the Landlord until the termination of the Lease.

Exhibit 10.4

2. Term.

2.1. Commencement Date. The initial term of this Lease shall commence on November 1, 2004 (the “Commencement Date”), and extend for a period of twenty (20) years (the “Initial Term”), terminating on the last day of the initial term, October 31, 2024 (the “Expiration Date”).

2.2. Renewal Terms. Provided Tenant has not defaulted and is not in default of any of the terms, covenants or conditions of this Lease, Tenant shall have the right to renew this Lease for two (2) additional terms of ten (10) year(s) each (each a “Renewal Term”), each of which Renewal Terms shall commence immediately upon the expiration of the Initial Term, or the immediately preceding term, and shall expire at midnight on the last day of the ten (10) year period (individually, “Renewal Term” and collectively, “Renewal Terms”). If Tenant elects to exercise its option to renew this Lease for any Renewal Term, Tenant shall give written notice to Landlord of such election, at least four (4) months prior to the date of expiration of the Initial Term, or the then current Renewal Term, as the case may be.

2.3. Holding Over. If, at the expiration of the Initial Term or any Renewal Term, Tenant continues to occupy the Premises, or any portion thereof, with or without Landlord’s consent, then Tenant’s tenancy under this Lease shall become month to month, terminable by either party on thirty (30) days written notice. During any such holdover period, Tenant shall be subject to all the conditions of this Lease excepting those relating to the term hereof. The rent shall be payable at the rate of one hundred fifty percent (150%) of the then monthly rental payment.

3. Rent.

3.1. Rent During Initial Term. During the twenty (20) years of the Initial Term, Tenant shall pay to Landlord rent in the amount of Three Thousand Dollars ($3,000.00) per month (“Rent”), payable in advance on the first day of each month. The Rent shall increase as hereinafter set forth.

3.2. Payment. Rent shall be paid in advance, without notice, demand, offset or deduction, on the first day of each calendar month during the Initial Term and any Renewal Terms hereunder, by mail or hand delivery to Landlord, 101 Cambridge Place, Bridgeport, West Virginia, 26330, or as Landlord may otherwise direct in writing to Tenant. In the event this Lease commences on any day other than the first day of a calendar month or expires or is terminated on any day other than the last day of a calendar month, the monthly installment of rent for such partial month shall be prorated by multiplying the monthly installment amount by a fraction, the numerator of which is the number of days of the partial month and the denominator of which is the total number of days in the full calendar month.

3.3. Deposit. Tenant shall give to Landlord a security deposit in the amount of Three Thousand Dollars ($3,000.00), to be held by Landlord until the completion of the construction of the Building.

Exhibit 10.4

3.4 Rent Increases. The Rent due under this Lease for the Renewal Terms shall be increased effective on the first day of any Renewal Term and every Twelve (12) months thereafter by an amount equal to the compounded annual percentage increase during the time period of November 1, 2004, until October 1, 2024 and thereafter every Twelve (12) months in the “U.S. Department of Labor, Bureau of Labor statistics, Consumer Price Index, United States City Average for Urban Wage Earnings and Clerical Workers Major Group Indexes (1982-1984=100). All items”, hereinafter called “CPI”. The initial increase shall be determined by compounding the annual increases in the CPI during the initial Twenty (20) years of the Lease. Each year thereafter, the cumulative percentage increase in the CPI shall be determined as follows: The CPI for the first full month of the prior year (hereinafter called “Prior Lease Year Commencement CPI”), shall be subtracted from the CPI for the last full month of the prior lease year; the resulting value shall be the percentage of the increase of and become the new Rent. The Rent shall be increased every year by the resulting value and the same process shall be repeated every year during any Renewal Terms. The parties agree that in no event shall the Rent ever decrease.

4. Landlord’s Covenants and Obligations.

4.1. Quiet Enjoyment. Landlord covenants that Tenant may quietly enjoy the Premises without hindrance by Landlord or any party claiming under Landlord, so long as Tenant is not in default in the performance of any of its obligations under this Lease.

4.2. Services and Maintenance. Landlord shall not be required to provide any service or maintenance to the Premises, it being agreed and understood that Tenant shall provide, at its expense, all maintenance and repair of the interior and exterior of the Premises and the Building, it being agreed by the parties this is a “Triple Net” Lease and that the Landlord is not responsible for any maintenance or repairs to the Real Estate, Premises or the Building. In addition, as part of the consideration for this Lease Agreement, Tenant shall be required to perform certain maintenance as hereinafter provided in Section 5.6, Additional Services and Maintenance.

4.3. Interruption of Services. Landlord does not warrant that any utility services to the Real Estate, Premises or the Building are available or will not be interrupted. Service interruptions caused by accidents, repairs, alterations, or improvements shall not be considered an eviction or disturbance of Tenant’s use and possession of the Real Estate, Premises or the Building, shall not make Landlord liable to Tenant for damages and shall not abate rent due under this Lease nor relieve Tenant of any of its other obligations hereunder.

4.4. Taxes. Tenant shall pay all real estate and personal property taxes assessed against the Premises. Landlord shall not be responsible for any real or personal property taxes assessed against the Premises or the Building or the Real Property upon which the Premises and Building are situate, it being agreed that the Tenant shall timely pay all such taxes and not allow the taxes to become delinquent, and is responsible to pay in a timely fashion, all real and personal property taxes assessed against the Premises, the Building and the Real Estate.

4.5. Signage. Tenant, to the extent allowed by applicable laws, is permitted to erect a

Exhibit 10.4

sign or signs on the Premises, provided that such sign is approved by all applicable governmental authorities, including without limitation, the City of Bridgeport. All exterior signage, now existing or hereafter placed on the Premises, shall remain with the Premises and become the property of the Landlord, and shall remain on the Premises after termination of this Lease. All such signs shall be constructed, erected, placed and installed solely at the Tenant’s expense.

5. Tenant’s Covenants and Obligations.

5.1. Construction Rights. Subject to the terms of this Lease, Tenant shall construct the Building on the Real Estate. In the event the Building is not completed by January 1, 2006, Landlord may immediately terminate this Lease and retain the deposit paid by Tenant, it being agreed and understood by the parties that a material part of the consideration for this Lease is the Tenant’s obligation to construct the Building on the Real Property, and to purchase the Premises upon the expiration of the initial term of this Lease. Prior to commencing construction, Tenant shall post and record for the benefit of Landlord, a construction, completion, performance and payment bond with acceptable bonding or surety company, in an amount equal to the proposed construction cost, including materials, machinery, equipment and labor for the completion of the Building, or such other satisfactory form of security for the protection of the Landlord during the construction of the Building.

5.2. Construction Standards. Tenant shall cause the construction of the Building on the Real Estate to be completed in a good and workmanlike manner according to the customary standards of the trade and in compliance with the laws and regulations of any governmental authority having jurisdiction thereof, all at Tenant’s sole expense. Tenant shall obtain all necessary permits, approvals and licenses for such work and construction and shall pursue such construction in a diligent manner to completion. Tenant shall assure that all improvements are completed so that they may be occupied in compliance with all laws, rules, regulations, ordinances and orders applicable to the use and occupancy of the Premises and such improvements.

5.3. Use of Premises. Tenant shall use the Premises and Building only as space for the operation of its primary business, which is banking and financial transactions, unless Landlord gives Tenant advance written consent to another use, which consent shall not be unreasonably withheld. Tenant shall not use the Premises in such manner as to create a nuisance to Landlord or other occupants of adjoining or adjacent real estate, or for any immoral or illegal purposes or for any purpose which Landlord in its sole opinion deems undesirable.

5.4. Compliance with Laws. Tenant’s use and occupancy of the Premises and Building shall at all times be in compliance with all applicable federal, state and local laws, statutes, ordinances, regulations and rules and in compliance with this Lease. Tenant shall be responsible for the full and complete compliance with this section 5.4 by Tenant’s agents, employees, customers, guests and invitees.

5.5. Covenant to Pay Rent. Tenant covenants that it will pay Landlord when due all rents and monies provided for herein and will perform and comply with all covenants, agreements,

Exhibit 10.4

conditions and obligations herein contained. Failure to promptly and timely pay rent or timely perform and comply with all covenants, agreements, conditions or obligations contained herein, shall be considered a material default and breach of this Lease and be grounds for immediate termination of this Lease, subject to the default and remedies section of this Lease.

5.6. Additional Services and Maintenance. Tenant shall provide, at its sole cost and expense, all maintenance and repairs to the Premises, the Building and the Real Estate. Tenant shall repair and maintain all components of the Building and Premises, including without limitation, the HVAC, roof, windows and plate glass, interior, exterior and structural and nonstructural components of the Building and the parking lot. Tenant shall keep and maintain complete and accurate records of all major maintenance and repairs, and copies of such records shall be provided to Landlord within five (5) business days after termination of this Lease, if Tenant does not purchase the Premises. In addition, Tenant shall be required to cause repairs or maintenance to be performed on the Premises, the Building and the Real Estate within twenty (20) days after receipt of written notice from Landlord. Failure to comply with the requirements contained in this paragraph will be considered a material breach and default of this Lease and grounds for immediate termination of this Lease. In addition to the remedies provided by law, Landlord shall be entitled to require the specific performance of the provisions of this paragraph.

5.7. Taxes. Tenant shall pay all real and personal property taxes assessed against the Real Estate, Premises and Building promptly when the same are due and as provided in Section 4.4, above, and provide a paid receipt to Landlord. In the event Tenant fails to timely pay the aforesaid taxes as required herein, Landlord may pay such taxes and send a bill to Tenant. In the event Tenant does not pay Landlord within fifteen (15) business days after receipt of an invoice or bill for such taxes, Tenant’s failure shall carry the same consequences as failure to pay an installment of rent. Failure to comply with the requirements contained in this paragraph will be considered a material breach and default of this Lease and grounds for immediate termination of this Lease.

5.8. Care of Premises. Tenant shall keep the Real Estate, Premises and Building and fixtures in good order and repair and shall be solely responsible for the cost of repairs and replacements of property and fixtures located on the Real Estate shall also be responsible for cleaning and maintaining its fixtures, the Real Estate both exterior and interior (including parking lot maintenance), and for snow removal on the Premises. Tenant shall not defer any care or maintenance of the Premises and shall be required to continually maintain and repair the Premises until the termination of this Lease Agreement. Any material deferral of care or maintenance of the Premises shall be considered a material default and breach of this Lease and grounds for immediate termination of this Lease.

5.9. Signs. Intentionally left blank.

5.10. Surrender of Premises. Upon the Expiration Date of the Initial Term or the current Renewal Term, or upon a breach or default under the terms or conditions of this Lease, Tenant shall surrender the Premises to Landlord in a clean and sanitary condition and in good order and repair, within fifteen (15) business days after notice of termination of this Lease. Upon surrender of the Premises to Landlord, it is explicitly agreed and understood that Landlord shall

Exhibit 10.4

become the owner of the Building and any and all improvements attached to the Premises during the term of this Lease. Tenant shall execute any and all documents necessary to effectuate and verify this provision.

5.11. Removal of Property. Upon surrender, Tenant shall have removed from the Premises its trade fixtures, furniture, equipment and other personal property; provided, however, that Tenant shall be responsible for the cost to repair any damage to the Real Estate, Premises and Building caused by such removal. Any such items of property not removed by Tenant shall be considered abandoned, and Landlord may dispose of such abandoned items as Landlord deems best and may bill Tenant for the cost of their removal and disposal.

5.12. Telephone and Other Utility Services. Tenant shall make arrangements directly with the companies serving the Real Estate, Premises and Building for telephone, security and all utility service installation and for installation and maintenance of all other utilities required by Tenant. Tenant shall pay for the installation, maintenance and replacement of telephone service, security, and for all other such utilities and monthly utility charges for electricity, gas, water, sewer, trash hauling, etc. Tenant acknowledges that telephone service, security, and other utilities and services furnished to the Real Estate, Building or Premises at Tenant’s request are provided by third parties and that Landlord shall not be held liable or responsible for any damages sustained by Tenant due to interruptions in service of such utilities and services for any reason.

5.13. Insurance.

5.13(a). Public Liability Insurance. During the Initial Term and any Renewal Terms, Tenant shall, at its sole cost and expense, keep in full force and effect public liability insurance, underwritten on an occurrences basis, in respect to the use and occupation of the Premises by Tenant, with respect to the negligent acts or omissions of Tenant and its employees, agents, guests, servants, invitees, and licensees, in an amount of not less than $1,000,000.00 per person and not less than $1,000,000.00 per occurrence on account of personal injury to or death of one or more persons and not less than $1,000,000.00 on account of damage to property. Tenant will maintain an umbrella policy in an amount of not less than $3,000,000 on these policies. Tenant shall also maintain, at its sole expense, builder’s risk insurance for the Improvements. The amount of the required insurance shall be required to be increased, upon written request by Landlord, at any time during the Initial Term and any time during any Renewal Terms to coverage amounts for similarly situate businesses in the Harrison County area. The insurance shall be underwritten by an insurance company licensed to do business in the State of West Virginia.

5.13(b). Tenant’s Personal Property. Landlord and its directors, members, officers, administrators, successors, assigns, employees and agents, shall not be liable for loss of or damage to Tenant’s equipment, trade fixtures, furnishings and items of personal property placed in or upon the Premises from accidents, conditions, or casualty occurring in, on or about the Premises unless due to Landlord’s, its officers, directors, members, successors, assigns, employees and agents’ negligence. Any insurance upon such equipment, trade fixtures, furnishings and items of personal property shall be kept and maintained at Tenant’s sole cost and expense.

Exhibit 10.4

5.13(c). Fire and Casualty Insurance. During the Term and all Renewal Terms of the Lease, Tenant shall, at its sole cost and expense, keep in full force and effect fire and extended coverage insurance in respect to the Real Estate, Premises and Building, naming both Landlord, its successors and assigns, and Tenant as insureds, as their interests appear. This policy of insurance shall cover all buildings, improvements and fixtures located in or upon the Premises, Real Estate and Building for their full replacement value.

5.13(d). Certificates of Insurance; Notice. All such insurance policies shall name Landlord, its successors and assigns, as additional insureds. Tenant shall deliver copies of all insurance policies required to be maintained hereunder or certificates thereof to Landlord on an annual basis. Each insurer on coverage maintained by Tenant shall agree, by endorsement on the policy or policies issued by it or by independent instrument furnished to Landlord, that it will give Landlord thirty (30) days written notice before any policy or policies of insurance are altered, terminated or canceled. The cost of insurance required to be carried by Tenant hereinabove shall be deemed to be an additional rental hereunder in the event of nonpayment by Tenant.

5.13(e). Failure to Pay Premiums. In the event Tenant fails either to obtain insurance as provided in this section 5.13 or to pay the policy premiums, or to deliver certificates thereof to Landlord, Landlord shall be entitled, but shall not be required, to obtain such insurance and to pay the premiums therefor. In such event, Landlord may make written demand to Tenant for reimbursement for all sums expended by Landlord to obtain such insurance, and Tenant’s failure to reimburse Landlord shall carry the same consequence as failure to pay an installment of rent.

5.14. Mechanic’s Liens. Within twenty (20) days after receiving notice of any mechanic’s, materialman’s or laborer’s lien or similar statutory lien for material or work claimed to have been furnished to the Real Estate, Premises or Building on Tenant’s behalf, Tenant shall either discharge the lien or post a bond equal to the amount of the disputed claim with a company satisfactory to Landlord. If Tenant posts a bond, it shall contest the validity of the lien. Landlord, at Tenant’s cost and expense, shall assist Tenant in the defense of any claim as Tenant may require. Tenant shall indemnify, defend and hold Landlord, its officers, directors, members, successors and assigns, harmless from losses incurred from any such lien or liens. If Tenant fails to discharge the lien or liens, or post bond within the twenty (20) day period, Landlord may pay any amount to discharge the lien, and seek reimbursement from Tenant in the form of additional rent payable under this Lease.

5.15. Hazardous Substances. Tenant and its directors, officers, contractors, subcontractors, agents, employees or invitees shall not install, store, recycle, dispose of, release or otherwise locate in or upon the Real Estate, Building or Premises any “Hazardous Substances,” as such term is hereinafter defined, without first obtaining the prior written consent of Landlord. Tenant acknowledges and agrees that Landlord may, in its sole discretion, either withhold consent to such usage or activity upon receipt of notice thereof from Tenant, or may require Tenant to obtain such insurance or other further assurances as Landlord in its sole discretion deem necessary in order to adequately protect the interests of Landlord. Tenant agrees to indemnify and hold Landlord, its directors, officers, members, assigns, employees, agents and contractors, harmless for any future liability arising out of or connected with any claims, judgments, damages, penalties, fines, assessments,

Exhibit 10.4

fees and other expenses related in any matter to the improper storage or discharge of Hazardous Substances on the Premises, whether actual or suspected, caused by the acts or omissions of Tenant, and its directors, officers, contractors, subcontractors, agents, employees or invitees, and Tenant shall further indemnify and hold Landlord, its directors, officers, members, assigns, employees, agents and contractors, harmless from any violation of such applicable environmental laws or any breach of the foregoing representations and warranties. Tenant further agrees to pay any and all fines, charges, assessments, fees, damages, losses, claims, liabilities or response costs arising out of or in any way connected with a violation by Tenant or its directors, officers, contractors, agents, employees or invitees of such applicable environmental laws, which indemnifications shall survive the expiration or termination of this Agreement. Landlord is not aware of the placement, disposal or release of any Hazardous Substances on the Real Estate. Tenant shall not be responsible for any loss, damage, injury or expense relating to Hazardous Substances caused, disposed or introduced by Landlord and their agents or employees.

For purposes of this paragraph, the term “Hazardous Substances” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under all federal, state and local environmental, safety or health laws and ordinances and rules of common law, including but not limited to, the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 960 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1081 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6091 et seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and the Federal Water Pollution Control Act, as any of the foregoing may hereafter be amended, any rule or regulation pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health or safety issues of or by any governmental entity. Not withstanding the foregoing, the term “Hazardous Substance” shall not include the lawful use or storage of any substance used by the Tenant in the ordinary course of Tenant’s approved business.

6. Indemnification.

6.1. Tenant’s Indemnification. Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s directors, managers, members, officers, successors, assigns, agents and employees from and against any and all claims, demands, settlements, judgments, fees, costs, expenses, and awards, including reasonable attorneys’ fees, for incidents occurring in or about the Premises caused by or in any manner related to any acts or omissions or the negligence or willful misconduct of Tenant, its officers, directors, agents, employees, customers, contractors, subcontractors, vendors, permitted subtenants, clients or invitees, resulting in personal injury, death or property damage.

Exhibit 10.4

6.2. Landlord’s Indemnification. Landlord shall defend, indemnify and hold harmless Tenant and Tenant’s directors, members, officers, successors, assigns, agents and employees from and against any and all claims, demands, settlements, judgments, fees, costs, expenses, and awards, including reasonable attorneys’ fees, for incidents occurring in or about the Premises caused by or in any manner related to the negligence or willful misconduct of Landlord resulting in personal injury, death or property damage.

7. Damage or Destruction of Premises. If any improvements on the Premises shall be damaged or destroyed during the Term or any Renewal Terms by fire or any other insurable casualty, Tenant shall be entitled to all insurance proceeds which may become available to Tenant pursuant to any fire and extended coverage or similar insurance policies that Tenant may carry on the Building or any other improvements constructed on the Premises by Tenant. Tenant shall within two (2) months of the casualty commence reconstruction or repairs to restore the Premises and improvements to substantially the condition they were in immediately prior to such damage or destruction, and shall prosecute such reconstruction or repairs with all reasonable dispatch to completion; provided, however, in the event that the destruction is to such extent that the improvements must be demolished and rebuilt, Tenant may elect not to rebuild the Building and improvements by giving written notice to Landlord within thirty (30) days of such damage or destruction. In the event that Tenant elects not to rebuild, Tenant shall continue to pay to rent through the original term of this Lease, and shall be obligated to purchase the Premises and exercise the Option set forth in section 14.11, hereof.

8. Condemnation.

8.1. Definitions. The terms “eminent domain,” “condemnation,” “taken” and the like shall include takings for public or quasi-public use, as well as private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

8.2. Eminent Domain. In the event the Premises shall be taken by or pursuant to any governmental authority or through the exercise of the right of eminent domain, Landlord and Tenant shall join and cooperate in resisting such proceeding if such resistance is feasible and desirable, and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. Any condemnation award shall be paid in the following order of priority: (a) To the Landord for the then value of Landlord’s land and its lease interest; and (b) To Tenant for the then value of its improvements, its leasehold interest, and the Building.

8.3. Entire Taking. If the whole of the Premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease, all obligations of Tenant shall cease upon the date of this taking.

8.4. Partial Taking. If the taking of a part of the Premises materially interferes with Tenant’s ability to continue its business operations, then Tenant may terminate this Lease on the earlier of: (a) the date title vests in the condemning authority; (b) the date Tenant is dispossessed by the condemning authority; or (c) sixty (60) days following notice to Tenant of the date when vesting

Exhibit 10.4

of dispossession is to occur. If a partial taking occurs and this Lease continues, then this Lease shall end as to the part of the Premises taken and the rent payable by Tenant hereunder shall remain unchanged.

9. Subordination and Attornment.

9.1. Mortgages. This Lease and the rights of Tenant hereunder are expressly made subject and subordinate to the lien and provisions of any existing or future mortgages or deeds of trust on the Premises, placed on Premises by the Landlord.

9.2. Subordination Agreements and Estoppel Certificates. Although no instrument or act on the part of the Tenant is necessary to effectuate a subordination of this Lease, Tenant agrees to execute and deliver within five (5) days of a request, such instruments or agreements subordinating this Lease to the lien of any such mortgages or deeds of trust as may be requested by Landlord from time to time. In addition, Tenant agrees, upon request by Landlord, to execute and deliver within five (5) days of a request, a written statement certifying that this Lease is in full force and effect and that Landlord is not in default of any of the terms, covenants or conditions of this Lease.

9.3. Attornment. In the event of (a) a sale by Landlord of all or any portion of the Premises (b) a sale under any mortgage or deed of trust to which this Lease is subordinate; or (c) a taking of possession of all or any portion of the Premises by the mortgagee or other person acting for or through the mortgagee under any mortgage or deed of trust to which this Lease is subordinate; then this Lease shall not terminate and Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant continues to comply with all of the terms, covenants and conditions of this Lease and Tenant attorns to and recognizes as Landlord under this Lease such party who, but for this Lease, would be entitled to possession of the Premises.

10. Assignment and Subleasing.

10.1. Consent Required. Tenant shall not transfer, mortgage, encumber, pledge, assign or sublease all or any part of this Lease or the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

10.2. Procedure. In the event Tenant seeks to transfer, mortgage, encumber, assign or sublease all or any part of this Lease or the Premises, Tenant must provide Landlord in writing the name and address of the proposed transferee, mortgagee, subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business to be operated on the Premises, and the terms of the proposed transfer, mortgage, encumbrance, sublease or assignment so Landlord can evaluate the proposed subtenant or assignee. Within thirty (30) days after receiving the foregoing information, Landlord shall notify Tenant whether Landlord will permit or deny the proposed transfer, mortgage, encumbrance, assignment or sublease. If Landlord fails to provide notice within such thirty (30) day period, then Landlord’s consent will be assumed. Landlord’s denial of consent shall not be considered unreasonable if a proposed assignee or sublessee does not meet the criteria established by Landlord for tenants of the Premises, or if the proposed assignee’s or sublessee’s business is not in

Exhibit 10.4

the sole discretion of the Landlord suitable for the Premises. In the event of any permitted sublease or assignment, Tenant shall remain primarily responsible and liable for the keeping and performance of all of its covenants hereunder, including without limitation, the prompt and due payment of rent. This Lease is not assignable during the Initial Term of this Lease.

11. Landlord’s Access.

11.1. Permitted Entries. Landlord or its agents, employees and/or contractors may enter the Premises only during times that the Building is open for business and with reasonable notice to examine the Premises or to comply with applicable laws.

12. Tenant’s Default.

12.1. Defaults. Each of the following constitutes a default (“Default”) under this Lease if the event remains uncured for ten (10) business days following notice by Landlord to Tenant of the event, or such additional period of time, if any that is reasonably necessary to promptly and diligently cure the failure:

a. Tenant’s failure to pay any installment of rent due under this Lease within three (3) days after such installment becomes due;

b. Tenant’s failure to pay taxes or expenses due or to be paid by Tenant under this Lease by the date such payment becomes delinquent;

c. Tenant’s abandonment or vacating of the Premises for a period of time in excess of twenty (20) days;

d. The filing by or against Tenant of a petition in bankruptcy where said petition is not dismissed within thirty (30) days of filing;

e. The adjudication of Tenant as bankrupt or insolvent;

f. The appointment of a receiver, trustee or liquidator for all or a substantial portion of Tenant’s property;

g. The making by Tenant of an assignment for the benefit of creditors;

h. The placement of any uncontested liens against the Premises caused by Tenant’s failure to pay for Alterations, work, labor, materials or improvements to the Premises; and,

i. Tenant’s failure to perform or observe any other obligation of Tenant under this Lease, if such failure is not cured within the time period set forth herein or if no time period is set forth herein, within thirty (30) days of notice thereof given by Landlord to Tenant.

Exhibit 10.4

12.2. Landlord’s Remedies. In addition to the remedies given elsewhere in this Lease or under the law, Landlord may do any one or more of the following if Tenant commits a Default under section 12.1;

a. Terminate this Lease, upon which Tenant shall surrender the Premises to Landlord;

b. Enter and take possession of the Premises either with or without process of law and remove Tenant, with or without having terminated this Lease;

c. Alter the locks and other security devices on the Premises;

d. Hold Tenant liable for the entire unpaid rent and other indebtedness due under this Lease for the remainder of the then current Term or Renewal Term of this Lease; and,

e. Under no circumstance shall Landlord’s acceptance of any past due rent be considered or constitute a waiver of any of the remedies available to Landlord hereunder.

12.3. Other Expenses. Tenant shall also be liable to Landlord for reasonable broker’s fees incurred by Landlord for reletting the Premises, the cost of removing and storing Tenant’s property, the cost of repairs to Premises necessary to put the Premises in condition for reletting and other reasonable and necessary expenses incurred by Landlord in enforcing its remedies.

12.4. Payment. Tenant shall pay the sums due under sections 12.2 and 12.3 within ten (10) days of receiving Landlord’s invoice for such sums. Failure by Tenant to pay such sums due within such ten (10) day period shall entitle Landlord to use the deposit funds or pursue collection of such sums by legal action or by such other means available at law.

12.5. Landlord’s Lien. Subject to senior bank liens on equipment and fixtures, Landlord reserves a landlord’s lien upon all of Tenant’s personal property, including without limitation, equipment, inventory, furniture, fixtures, in or on the Premises to secure the payment of all rent payable or additional rent payable or any other sums payable under this Lease and all other sums which may become due to Landlord by Tenant hereunder.

12.6. Waiver of Damages. Tenant hereby waives claims for damages by reason of Landlord’s reentry, repossession or alteration of locks or other security devices and for damages by reason of any legal process.

12.7. Mitigation. If Landlord relets the Premises to another tenant for any portion of the remainder of the Initial Term, or any Renewal Term, Tenant shall be entitled to an offset against the sums due under sections 12.2 and 12.3 in the amount of the rent collected by Landlord from such other tenant during the remainder of the Term.

12.8. Survival. The remedies provided to Landlord under this section 12 shall survive the expiration or termination of this Lease.

Exhibit 10.4

12.9. Remedies Cumulative. The remedies provided herein shall be in addition to those provided by law.

12.10. Waiver. Failure of Landlord to enforce its remedies for any Default by Tenant shall not be considered as a waiver of Landlord’s right to enforce its remedies for any subsequent Default by Tenant.

13. Notices.

13.1. Mailing of Notices. All notices to be given hereunder by either party shall be in writing and shall be sent by Certified Mail, Return Receipt Requested, to the addresses stated in section 13.2, and shall be effective as of the date of mailing.

13.2. Addresses. The addresses of the parties to this Lease are as follows:

Landlord:	Tenant:
Essex Properties, LLC	Monongahela Valley Bank
101 Cambridge Place	301 Virginia Avenue
Bridgeport, WV 26330	Fairmont, WV 26554
Attention: Manager	Attention: President

14. Miscellaneous Provisions.

14.1. Successors. The terms, conditions, covenants and agreements herein contained shall extend and inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

14.2. Force Majeure. Intentionally left blank.

14.3. Memorandum of Lease. This Lease shall not be recorded but either party may record a Memorandum of Lease. The party requesting that the Memorandum of Lease be recorded shall pay all costs of preparing and recording the Memorandum of Lease. The parties agree to timely execute a requested Memorandum of Lease.

14.4. Captions. The captions appearing in this Lease are for the purposes of identification only and shall not be considered or construed as affecting, in any way, the meaning of the provisions of this Lease.

14.5. Applicable Law. This Lease shall be construed in accordance with the laws of the State of West Virginia.

14.6. Time. Time is of the essence of this Lease and the performance of all obligations hereunder.

Exhibit 10.4

14.7. Severability. The unenforceability and validity or illegality of any provision or provisions of this Lease shall not render any of the other provisions of this Lease unenforceable, invalid or illegal.

14.8. Interest. All delinquent rent and sums due hereunder shall bear interest at the maximum rate permitted by law from the date due until paid.

14.9. Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. Any future amendments to this Lease shall be in writing and shall be signed by both Landlord and Tenant.

14.10 Construction. This Lease shall not be construed for or against either party as a result of such parties counsel preparing the Lease, as both parties had counsel, review and revise this Lease, prior to its execution.

14.11. Option to Purchase. Except as provided in Section 7, hereof, when the Tenant shall be obligated to purchase the Premise, provided Tenant is not currently in default in the performance of any of its obligations under this Lease, on November 1, 2024, or at any time thereafter, Tenant may purchase the Premises for the sum of Five Hundred Eighty-Three Thousand Seven Hundred Twenty-Five Dollars ($583,725.00), with each party responsible for the customary and typical expenses of such party in the transfer of real property in West Virginia (the “Option”). In the event the closing is held after November 1, 2024, the purchase price for the Premises shall increase at the rate of Five (5.00%) percent per year, with said increase to be prorated for any partial year. For example, if the closing is held on November, 1, 2025, the purchase price shall be Six Hundred Twelve Thousand Nine Hundred Eleven Dollars and Twenty-Five Cents ($612,911.25).

14.11(a). If Tenant desires to exercise the Option, Tenant shall so notify Landlord, in writing, no later than ninety (90) days prior to the expiration of the Initial Term, or any Renewal Term.

14.11(b). Upon notice from Tenant of its desire to exercise the Option, and receipt of the Five Hundred Eighty-Three Thousand Seven Hundred Twenty-Five Dollars ($583,725.00) purchase price on November 1, 2024, or the increased purchase price if the closing is delayed beyond November 1, 2024, Landlord shall deliver to Tenant a deed for the Premises free and clear of any and all liens and encumbrances, excepting easements and rights-of-way occurring in the normal course of business.

14.12. Banking Regulations. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by

Exhibit 10.4

any depository institution supervisory authority (“Authority”), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the expired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

WITNESS the following signatures as of the day and year first above written.

LANDLORD:

ESSEX PROPERTIES, LLC., a West Virginia limited liability company

By:	/s/ GREGORY A. ZERKEL
Gregory A. Zerkel, Member

By:	/s/ ASA M. BOWERS
Asa M. Bowers, Member

TENANT:

THE MONONGAHELA VALLEY BANK, INC., a West Virginia banking corporation

By:	/s/ JAMES R. MARTIN
James R. Martin
Its:	President